UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01 Other Events.

On April 2, 2013, the U.S. Securities & Exchange Commission (the “SEC”) issued a Report of Investigation in which it announced that it had determined not to pursue an enforcement action against Netflix, Inc. for alleged violations of Regulation Fair Disclosure, Section 13(a) of the Securities Exchange Act and Rules 13a-11 and 13a-15 thereunder, relating to the disclosure of material information selectively over social media. This report makes clear that “companies can use social media outlets like Facebook and Twitter to announce key information in compliance with Regulation Fair Disclosure (Regulation FD), so long as investors have been alerted about which social media will be used to disseminate such information.” DirectView Holdings, Inc., a Nevada corporation (the “Company”), is filing this Current Report on Form 8-K pursuant to that report to provide such information.

The SEC’s Report of Investigation provided guidance to issuers such as the Company regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that the Company announces material financial information to investors using the Company’s investor relations website (http://directview.com/press-releases/), SEC filings, press releases, public conference calls and webcasts. The Company, uses these channels as well as social media to communicate with its subscribers and the public about the Company, its services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, the Company encourages investors, the media, and others interested in the Company to review the information the Company posts on the U.S. social media channels listed below. The following list may be updated from time to time on the Company’s investor relations website:

DirectView Holdings Facebook Page: https://www.facebook.com/DirectViewHoldings/

DirectView Holdings Twitter Feed: https://twitter.com/DirectViewInc

DirectView Holdings LinkedIn Page:

https://www.linkedin.com/company/3670460?trk=tyah&trkInfo=clickedVertical%3Acompany%2CclickedEntityId%3A3670460%2Cidx%3A1-2-2%2CtarId%3A1483130313625%2Ctas%3Adirectview

DirectView Holdings YouTube Page: https://www.youtube.com/channel/UCjGC1pQ7KYW8ivxp1cKyjeA

DirectView Holdings Blog: http://directview.com/blog/

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Dated: January 5, 2017	By:	/s/ Roger Ralston
	Name:	Roger Ralston
	Title:	Chief Executive Officer